Exhibit 99.1

FOR IMMEDIATE RELEASE

IES Holdings to Acquire DBM Global

Transaction Establishes New Structural Line of Business, Adding One of the Largest Independent Structural Steel Fabrication and Erection Platforms in the U.S.

HOUSTON — August 10, 2026 — IES Holdings, Inc. (“IES”) (NASDAQ: IESC) today announced that it has entered into a definitive agreement to acquire DBM Global Inc. (“DBM Global”), a vertically integrated structural steel fabrication, erection and industrial services platform, from INNOVATE Corp. (“INNOVATE”) (NYSE: VATE) (the “Transaction”). The consideration for DBM Global, including minority interests, is approximately $650 million, comprised of cash and shares of IES common stock. IES expects to fund the cash portion of the consideration through a combination of cash on hand and borrowings under an expanded credit facility being arranged by Wells Fargo. DBM Global generated revenue of approximately $1.3 billion for the twelve months ended March 31, 2026.

DBM Global, headquartered in Phoenix, Arizona, employs approximately 3,400 people and operates through a family of established brands, including Schuff Steel, Banker Steel, GrayWolf, DBM Vircon and Aitken, providing engineering, fabrication, erection and industrial construction services across commercial, industrial, data center, stadium and infrastructure end markets. DBM Global’s platform includes over 2 million square feet of fabrication and operating facilities across the United States and has provided structural steel and erection services to many of the country’s most recognizable projects.

Upon closing of the Transaction, DBM Global will operate as a new Structural line of business for IES, further diversifying IES’s operations alongside its existing Communications, Residential, Infrastructure Solutions, and Commercial & Industrial segments.

The Transaction is expected to close in the quarter ending December 31, 2026, subject to customary closing conditions, including regulatory approvals and other conditions set forth in the definitive agreement, with the final consideration subject to customary net working capital and other true-up adjustments.

Strategic Rationale

●	Scaled national platform: DBM Global is one of the largest independent structural steel fabrication and erection platforms in the U.S., with a coast-to-coast network of fabrication facilities

●	Expanded capabilities and capacity: Adds significant engineering, fabrication, erection and industrial services capabilities and capacity in strategic locations

●	Attractive long-term demand drivers: Positions IES to capitalize on demand across data centers, industrial reshoring, infrastructure investment, stadiums and arenas, and marquee commercial developments

●	Experienced team and scalable systems: Brings an experienced management team and skilled craft workforce, supported by public-company-grade systems, processes and controls that enable disciplined execution and scalable growth

“We’re excited to welcome DBM Global’s talented team to the IES family,” said Matt Simmes, President and Chief Executive Officer of IES. “This acquisition meaningfully broadens our product and service offerings and brings together highly complementary capabilities and teams. We look forward to investing in DBM Global’s people, facilities and equipment to enhance its operating capabilities and support the continued growth of its businesses and product lines as part of IES.”

“DBM Global represents an attractive opportunity to acquire a premier business with leading market positions, durable demand drivers and strong cash flow generation,” said Jeff Gendell, Executive Chairman of IES. “We believe DBM Global will be an excellent addition to IES’s portfolio of businesses. We have also structured the transaction to maintain the strength and flexibility of our balance sheet, with the expectation that cash flow generated by IES and DBM Global will allow us to repay acquisition-related debt rapidly while preserving capacity to pursue additional acquisitions and investments.”

“We see significant opportunity to leverage IES’s balance sheet strength to accelerate investment in our operations and to work alongside IES’s other operating segments to deliver a broader range of services to our customers, many of whom we have served for decades,” said Rustin Roach, President and Chief Executive Officer of DBM Global. “Together, we can build on the proud history of our businesses and the strength of our teams to create new opportunities for our employees and deliver even greater value to our customers.”

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Pursuant to the definitive agreement, IES will first acquire INNOVATE’s approximately 91.2% interest in DBM Global. Immediately following that closing, IES will acquire the remaining minority interests in DBM Global via a short form merger. Total consideration payable is approximately $685 million, comprised of approximately $545 million in cash and approximately $140 million in shares of IES common stock, with the cash consideration including a $35 million payment to INNOVATE in respect of the estimated cost to INNOVATE to participate in a joint election under Section 338(h)(10) of the Internal Revenue Code.

About IES Holdings, Inc.

IES designs and installs integrated electrical and technology systems and provides infrastructure solutions and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 11,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

About DBM Global Inc.

DBM Global is one of the largest independent structural steel fabrication and erection platforms in the United States, delivering vertically integrated engineering, fabrication, erection, industrial services and modular solutions for large-scale commercial, industrial, infrastructure and mission-critical projects. Operating through established brands including Schuff Steel, Banker Steel, GrayWolf, DBM Vircon and Aitken, DBM Global is headquartered in Phoenix, Arizona. For more information, please visit www.dbmglobal.com.

About INNOVATE Corp.

INNOVATE Corp. (NYSE: VATE) is a diversified holding company with subsidiaries in the infrastructure, spectrum and life sciences sectors. For more information, please visit www.innovatecorp.com.

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Company Contact:

Tracy McLauchlin

Chief Financial Officer

IES Holdings, Inc.

(713) 860-1500

Investor Relations Contact:

Robert Winters

Alpha IR Group

(312) 445-2870

IESC@alpha-ir.com

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Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that IES believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause IES’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, a general reduction in the demand for our products or services; changes in general economic conditions, including supply chain constraints, high rates of inflation, changes in consumer sentiment, elevated interest rates, and market disruptions resulting from a number of factors, including geo-political events; competition in the industries in which we operate, which could result in the loss of one or more customers or lead to lower margins on new projects; the use of estimates in placing bids on fixed price contracts, variations from estimated contract costs and our ability to successfully manage and execute projects, the cost and availability of qualified labor and the ability to maintain positive labor relations, and our ability to pass along increases in the cost of commodities used in our business; our ability to enter into, and the terms of, future contracts; the existence of a small number of customers from whom we derive a meaningful portion of our revenues; reliance on third parties, including subcontractors and suppliers, to complete our projects; the inability to carry out plans and strategies as expected, including the inability to identify and complete acquisitions that meet our investment criteria, or the subsequent underperformance of those acquisitions; challenges integrating new businesses into IES or new types of work, products or processes into our segments; backlog that may not be realized or may not result in profits; failure to adequately recover on contract change orders or claims against customers; closures or sales of our facilities resulting in significant future charges or a significant disruption of our operations; the impact of future epidemics or pandemics on our business; an increased cost of surety bonds affecting margins on work and the potential for our surety providers to refuse bonding or require additional collateral at their discretion; the impact of seasonality, adverse weather conditions, and climate change; fluctuations in operating activity due to factors such as cyclicality, downturns in levels of construction or the housing market, and differing regional economic conditions; difficulties in managing our billings and collections; accidents resulting from the physical hazards associated with our work and the potential for accidents; the possibility that our current insurance coverage may not be adequate or that we may not be able to obtain policies at acceptable rates; the effect of litigation, claims and contingencies, including warranty losses, damages or other latent defect claims in excess of our existing reserves and accruals; costs and liabilities under existing or potential future laws and regulations, including those laws and regulations related to the environment and climate change, as well as the inability to transfer, renew and obtain electrical and other professional licenses; interruptions to our information systems and cyber security or data breaches; expenditures to conduct environmental remediation activities required by certain environmental laws and regulations; loss of key personnel, ineffective transition of new management, or general labor constraints; credit and capital market conditions, including changes in interest rates that affect the cost of construction financing and mortgages, and the inability of some of our customers to obtain sufficient financing at acceptable rates, which could lead to project delays or cancellations; limitations on our ability to access capital markets and generate cash from operations to fund our capital needs; the impact on our effective tax rate or cash paid for taxes from changes in tax positions we have taken or changes in tax laws; difficulty in fulfilling the covenant terms of our revolving credit facility, which could result in a default and acceleration of any indebtedness under such revolving credit facility; reliance on certain estimates and assumptions that may differ from actual results in the preparation of our financial statements and the impacts of new accounting, control and operating procedures resulting from new accounting pronouncements; uncertainties inherent in the use of percentage-of-completion accounting, which could result in the reduction or elimination of previously recorded revenues and profits; the recognition of potential goodwill, long-lived assets and other investment impairments; the existence of a controlling shareholder, who has the ability to take action not aligned with other shareholders or to dispose of all or a significant portion of the shares of our common stock it holds, which may trigger certain change of control provisions in a number of our material agreements; the relatively low trading volume of our common stock, which could increase the volatility of our stock price and could make it more difficult for shareholders to sell a substantial number of shares for the same price at which shareholders could sell a smaller number of shares; the possibility that we issue additional shares of common stock, preferred stock or convertible securities that will dilute the percentage ownership interest of existing stockholders and may dilute the value per share of our common stock; the potential for substantial sales of our common stock, which could adversely affect our stock price; the impact of increasing scrutiny and changing expectations from investors and customers, or new or changing regulations, with respect to climate change or environmental impacts of our operations; the cost or effort required for our shareholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings; and the possibility that our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur, as well as other risk factors discussed in this document, in IES’s annual report on Form 10-K for the year ended September 30, 2025 and in IES’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. IES undertakes no obligation to publicly update or revise any information or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” IES’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through IES’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

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